Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

December 19, 2008

Kilroy Realty Corporation

Suite 200

12200 West Olympic Boulevard

Los Angeles, California 90064

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”)—Issuance of up to Nine Hundred Seventy-Eight Thousand Three Hundred Ninety (978,390) shares (the “Shares”) of common stock of the Company, par value one cent ($0.01) per share (“Common Stock”), pursuant to the Company’s Dividend Reinvestment and Direct Purchase Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed with the United States Securities and Exchange Commission (the “Commission”) on September 19, 2008. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 21, 1997, Articles Supplementary filed with the Department on February 6, 1998, Articles Supplementary filed with the Department on April 20, 1998, Articles Supplementary filed with the Department on October 15, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 4, 1999, Articles Supplementary filed with the Department on December 10,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Kilroy Realty Corporation

December 19, 2008

1999, Articles Supplementary filed with the Department on December 30, 1999, Articles Supplementary filed with the Department on October 23, 2003, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on October 2, 2008 and Articles Supplementary filed with the Department on October 2, 2008;

(ii)	the Amended and Restated Bylaws of the Company as adopted on January 26, 1997, and amended by Amendment No. 1 to the Amended and Restated Bylaws dated May 17, 2007 (together, the “Amended and Restated Bylaws”) and the Second Amended and Restated Bylaws of the Company as adopted on December 11, 2008 (together with the Amended and Restated Bylaws, the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors (the “Board of Directors”) of the Company, dated as of September 13, 1996 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors on May 12, 1998 and September 19, 2008 (collectively, the “Directors’ Resolutions”);

(v)	the Registration Statement on Form S-3 (File No. 333-153584) filed with the Commission on September 19, 2008, and the related prospectus, and the form of prospectus supplement relating to the Shares to be issued under the Plan, in substantially the form filed or to be filed with the Commission pursuant to the Act (the “Registration Statement”);

(vi)	the Plan, in the form attached as Exhibit 4.7 to the Company’s Registration Statement on Form S-3/A, filed with the Commission on September 30, 1999;

(vii)	a status certificate of the Department, dated as of December 12, 2008, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(viii)	a Certificate of Richard E. Moran Jr., Executive Vice President, Chief Financial Officer and Secretary of the Company, and Tyler H. Rose, Senior Vice President, Treasurer and Assistant Secretary of the Company,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Kilroy Realty Corporation

December 19, 2008

dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate (except as otherwise set forth in the Officers’ Certificate) and certifying, among other things, as to the form and adoption of the Plan and the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock available for issuance under the Plan as of the date of the Officers’ Certificate; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)	between the date hereof and the date of issuance of the Shares subsequent to the date hereof, the Company will not take any other action, including, but not limited to, the issuance of additional shares of Common Stock,

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Kilroy Realty Corporation

December 19, 2008

which will cause the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which the Shares are issued, after giving effect to the issuance of the Shares, to exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter; and

(f)	none of the Shares will be issued or transferred in violation of the provisions of Article IV of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The Shares have been duly reserved and authorized for issuance by the Company, and when such Shares are issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the terms and conditions set forth in the Plan and the Directors’ Resolutions, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Kilroy Realty Corporation

December 19, 2008

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP